AMENDMENT NUMBER ONE
                                       TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                       SUMMIT TAX EXEMPT BOMD FUND, L.P.

        AMENDMENT NUMBER ONE (this "Amendment"), is made as of October 1, 1995 (the "Effective Date") to the Agreement of Limited Partnership entered into as of the 18th day of December, 1985, and amended as of January 31, 1986 (the "Partnership Agreement") of Summit Tax Exempt Bond Fund, L.P. (the "Partnership").

        All capitalized terms used herein shall have the meanings specified in Article One of this Amendment.

                                    RECITALS

        A. The purpose of this amendment is to amend the Partnership Agreement to permit the subsistution of the Related General Partner for Pru-Bache Properties as the "Tax Matters partner."

        B. The General Partners have agreed that the Related General Partner will assume the responsibilities and duties of the Tax Matters Partner (as defined in Section 2.1 hereof) as of the Effective Date.

        C. Pursuant to Section 15.2.19(i) of the Partnership Agreement, the General Partners, without consent of the Limited Partners or BUC$ holders, may amend the Partnership Agreement to add to their duties or surrender any right or power granted to them, for the benefit if the Limited Partners and BUC$ holders.

        D. The General Pertners have determined that the duties of the Tax Matters Partner from Pru-Bache Properties to the Related General Partner is in the best interests of the Limited Partners and BUC$ holders and that the Partnership Agreement be amended to reflect that the Related General Partner is the Tax Matters Partner as of the Effective Date.

        E. Pursuant to Article 20 of the Partnership Agreement, each Limited Partner has granted to the General Partners a special power of attorney irrevocably making, constituting and appointing and appointing eah of the General Partners as the attorney-in-fact for such Limited Partner, with power and authority to act in his name and on his behalf to execute,


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acknowledge and swear to the execution, acknowledgement and filing of certain amendments to the Partnership Agreement.

Accordingly, the Partnership Agreement is hereby amended as follows:

                                  ARTICLE ONE
                                  DEFINITIONS

        1.1 Definitions. For all purposes of this Amendment, except as otherwise expressly provided or unless the context requires, (i) the terms defined in this Amendment have the meanings assigned to them in this Amendment and include the plural as well as the singular and (ii) all acpitalized terms used in this Amendment but not defined herein have the meanings ascribed to them in the Partnership Agreement.

                                  ARTICLE TWO
                                   AMENDMENTS

        2.1 Amendment. Section 15.9 of the Partnership Agreement is hereby amended as of the Effective Date to reflect that the General Realted Partner is the "Tax Matters Partner." As of the Effective Date, all other references in the Partnership Agreement to the Tax Matters Partner shall mean the Related General Partner.

                                 ARTICLE THREE
                                     NOTICE

        3.1 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

        3.2 Effectiveness. The provisions of this Amendment shall be effective as of the Effective Date.

        3.3 Conflict. in the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Partnership Agreement, the terms of this Amendment shall govern. in all other respects, the Partnership Agreement, as amended, modified and supplemented hereby, shall remain unchanged and infull force and effect.

        3.4 Governing Law. This Amendment shall be governed by and contrued in accordance with the laws of the State of Delaware.


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        IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date and year first above written.


                                Related Tax Exempt Bond Associates, Inc.

                                    By: /S/ ALAN P. HIRMES
                                        --------------------------
                                        Name:  Alan P. Hirmes
                                        Title:


                                Prudential-Bache Properties, Inc.

                                    By: /S/ THOMAS F. LYNCH, III
                                        --------------------------
                                        Name:  Thomas F. Lynch, III
                                        Title: President



                                Limited Partners


                                    By: Related Tax Exempt Bond Associates, Inc.

                                    By: /S/ ALAN P. HIRMES
                                        --------------------------
                                        Name:  Alan P. Hirmes
                                        Title:

                                By: Prudential-Bache Properties, Inc.

                                    By: /S/ THOMAS F. LYNCH, III
                                        --------------------------
                                        Name:  Thomas F. Lynch, III
                                        Title: President

                                   As attorneys-in-fact for all Limited Partners pursuant to Article 20 of the Partnerhip Agreement


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